Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-100671, 333-189506, 333-166193) pertaining to the U.S. Bank 401(k) Savings Plan of our report dated June 22, 2026, with respect to the financial statements and supplemental schedule of the U.S. Bank 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
June 22, 2026